As Filed With The Securities And Exchange Commission On March 3, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE CHASE MANHATTAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                    13-2624428
           --------                                    ----------
  (State or Other Jurisdiction              (IRS Employer Identification Number)
of Incorporation or Organization)

                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
                    (Address of Principal Executive Offices)


                    The Chase Manhattan Value Sharing Program
                    -----------------------------------------
                            (Full Title of the Plan)

                      Anthony J. Horan, Corporate Secretary
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
                     (Name and Address of Agent for Service)

                        Copies of All Communications to:

                              Neila B. Radin, Esq.
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed
                                                       Maximum
                                     Proposed          Aggregate
                                     Maximum            Offering      Amount of
Title of Securities   Amount to be   Offering Price     --------    Registration
 to be Registered       Registered   Per Share(1)       Price(1)        Fee
-------------------   ------------   --------------     --------    ------------

   Common Stock        20,000,000        $59.94      $1,198,800,000   $316,484
                         shares

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the maximum price at which options may be exercised.

                                Explanatory Note

          This Registration Statement is solely for the registration of additional shares of common stock of The Chase Manhattan Corporation for issuance under The Chase Manhattan Corporation -- Value Sharing Program (the "Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (No. 333-73119) are incorporated by reference into this Registration Statement.

Item 8. Exhibits.


4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit
          3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through June 1, 1999 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-92217) of The Chase Manhattan Corporation).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1      Consent of auditors.

23.2      Consent of counsel (included in Exhibit 5).

24        Powers of Attorney.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 3rd day of March, 2000.

                                            THE CHASE MANHATTAN CORPORATION


                                            By: /s/Anthony J. Horan
                                            --------------------------------
                                                   Anthony J. Horan
                                                   Corporate Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                  Capacity                         Date
        ---------                  --------                         ----


             *                     Chairman of the Board,     March 3, 2000
------------------------------     Chief Executive Officer
 William B. Harrison, Jr.          and Director
                                   (Principal Executive
                                    Officer)


             *                     Director                   March 3, 2000
------------------------------
     Hans W. Becherer


             *                     Director                   March 3, 2000
------------------------------
   Frank A. Bennack, Jr.


             *                     Director                   March 3, 2000
------------------------------
    Susan V. Berresford


             *                     Director                   March 3, 2000
------------------------------
     M. Anthony Burns

             *                     Director                   March 3, 2000
------------------------------
      H. Laurance Fuller


             *                     Director                   March 3, 2000
------------------------------
       Melvin R. Goodes


             *                     Director                   March 3, 2000
------------------------------
     William  H. Gray III


             *                     Director                   March 3, 2000
------------------------------
       Harold S. Hook


             *                     Dirctor                    March 3, 2000
------------------------------
      Helene L. Kaplan


             *                     Director                   March 3, 2000
------------------------------
      Henry B. Schacht


             *                     Director                   March 3, 2000
------------------------------
      Andrew C. Sigler


             *                     Director                   March 3, 2000
------------------------------
      John R. Stafford


             *                     Director                   March 3, 2000
------------------------------
     Marina v.N. Whitman


             *                     Vice Chairman Finance      March 3, 2000
------------------------------     and Risk Management
       Marc J. Shapiro             (Principal Financial
                                    Officer)


             *                     Executive Vice President   March 3, 2000
------------------------------     and Controller
     Joseph L. Sclafani            (Principal Accounting
                                    Officer)



----------
* Anthony J. Horan hereby signs this Registration Statement on Form S-8 on March 3, 2000 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.


                                              By: /s/Anthony J. Horan
                                                  --------------------------
                                                     Anthony J. Horan
                                                     Corporate Secretary

                                  EXHIBIT INDEX
                                  -------------

4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit
          3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through June 1, 1999 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-92217) of The Chase Manhattan Corporation).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1      Consent of auditors.

23.2      Consent of counsel (included in Exhibit 5).

24        Powers of Attorney.